INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S CONSENT




We consent to the incorporation by reference in the Registration Statement of Laser Storm, Inc., on Form S-8 of our report dated February 9, 1996 on our audits of the financial statements of Laser Storm, Inc., as of December 31, 1995 and for the years ended December 31, 1995 and 1994, which report is included in the Registration Statement of Laser Storm, Inc. on Form SB-2 (SEC File No. 33-98578).



/s/ HEIN + ASSOCIATES LLP
HEIN + ASSOCIATES LLP


Denver, Colorado
May 9, 1996





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